Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

May 9, 2024

CorMedix Inc.

300 Connell Drive, Suite 4200

Berkeley Heights, New Jersey 07922

Ladies and Gentlemen:

We have acted as counsel to CorMedix Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration of: (A) the sale by the Company from time to time of (i) common stock, par value $0.001 per share (“Common Stock”), of the Company, (ii) preferred stock, par value $0.001 per share (“Preferred Stock”), of the Company, (iii) debt securities (the “Debt Securities”) of the Company, (iv) warrants to purchase Common Stock and warrants to purchase Preferred Stock (collectively, the “Warrants”), and (v) units of the Company comprising any combination of Common Stock, Preferred Stock, Debt Securities and Warrants (the “Units”, together with the Common Stock, the Preferred Stock, the Debt Securities and the Warrants, the “Securities”). The Debt Securities are to be issued under an indenture substantially in the form attached as an exhibit to the Registration Statement (the “Base Indenture”), as may be supplemented.

We have examined copies of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the Second Amended and Restated Bylaws of the Company, the form of the Base Indenture, the Registration Statement, the prospectus included in the Registration Statement (the “Prospectus”), relevant resolutions adopted by the Company’s Board of Directors (the “Board of Directors”), and other records and documents that we have deemed necessary for the purpose of this opinion.

We have also examined forms of the Debt Securities and the specimen Common Stock and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

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CorMedix Inc.

May 9, 2024

In connection with the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Company shall be validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) the Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (iii) each party to any document entered into in connection with the issuance or delivery of any such securities other than the Company shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties, and we have also assumed that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (iv) the Registration Statement and any amendments thereto shall be effective under the Act and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded; (v) the appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby shall be prepared and filed with the Commission in compliance with the Act and shall comply with applicable laws at the time the Securities are offered or issued; (vi) such Security shall be issued and sold in compliance with the applicable provisions of the Act and in compliance with the “blue sky” laws of certain states and in the manner stated in the Registration Statement and any amendments and supplements thereto; (vii) there shall not have occurred any change in law affecting the validity or enforceability of such Security; (viii) at the time of an issuance of shares of Common Stock, including upon conversion, exercise or exchange of any of the Securities that provides for such conversion, exercise or exchange, as the case may be, there will be sufficient shares of Common Stock authorized under the Certificate of Incorporation, as restated and/or amended, and not otherwise issued or reserved for issuance; (ix) at the time of an issuance of shares of Preferred Stock, including upon conversion, exercise or exchange of any of the Securities that provides for such conversion, exercise or exchange, as the case may be, there will be sufficient shares of Preferred Stock authorized under the Certificate of Incorporation, as restated and/or amended, and not otherwise issued or reserved for issuance; (x) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange and (xi) the Company shall have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of, or constitute a default or breach under, any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company, or any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. When an issuance of shares of Common Stock has been duly authorized by all necessary corporate action on the part of the Company, and the Registration Statement and any amendments thereto (including post-effective amendments) has become effective under the Act, the shares of Common Stock to be issued and sold by the Company, including upon conversion, exercise, or exchange of any of the Securities that provides for such conversion, exercise or exchange, will have been duly authorized and, when such shares of Common Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement and the terms of any of the Securities that provides for conversion, exercise of exchange, as applicable, at not less than par value per share, such shares of Common Stock will be validly issued, fully paid and non-assessable.

CorMedix Inc.

May 9, 2024

2. Upon (i) designation of the relative rights, preferences and limitations of any series of Preferred Stock and approval of the terms of the offering thereof and related matters in accordance with the Company’s Certificate of Incorporation, as restated and/or amended and (ii) the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, when an issuance of shares of Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company and the Registration Statement and any amendments thereto (including post-effective amendments) has become effective under the Act, and when such shares of Preferred Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, including upon conversion, exercise, or exchange of any of the Securities that provides for such conversion, exercise or exchange, and in accordance with the applicable underwriting or other agreement and the terms of any of the Securities that provides for conversion, exercise of exchange, as applicable, at not less than par value per share, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. When (i) the Base Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Security have been duly authorized, executed and delivered by the relevant trustee and the Company and such Base Indenture, as supplemented, has been qualified under the Trust Indenture Act of 1939, (ii) the specific terms of a particular Debt Security have been duly authorized by all necessary corporate action on the part of the Company and established in accordance with the Base Indenture and supplemental indenture and the Registration Statement and any amendments thereto (including post-effective amendments) has become effective under the Act and (iii) such Debt Security has been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Base Indenture and supplemental indenture and the applicable underwriting or other agreement, such Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms.

4. When (i) the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action on the part of the Company and the Registration Statement and any amendments thereto (including post-effective amendments) has become effective under the Act, (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (iii) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

5. When (i) the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action on the part of the Company and the Registration Statement and any amendments thereto (including post-effective amendments) has become effective under the Act, (ii) the unit agreement, if any, relating to the Units has been duly authorized and validly executed and delivered by the Company and (iii) the Units or certificates representing the Units have been duly executed, authenticated, issued and delivered against payment of the consideration fixed therefor, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

CorMedix Inc.

May 9, 2024

The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other country, state or jurisdiction. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

The opinions set forth in paragraphs 3, 4 and 5 above are qualified in that the legality or enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be sought and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing. Insofar as provisions of any of the documents referenced in this opinion letter provide for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

We express no opinion as to the application of the securities or blue sky laws of the several states to the sale of the securities. The opinions expressed herein are limited to matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof. The opinions expressed herein are rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein. The opinions expressed herein are expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Registration Statement and in the related prospectus or any supplemental prospectus thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP